UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 9, 2004

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

0-17157 (Commission File Number)	77-0024666 (I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The audit committee and management of Novellus Systems, Inc. (the “Registrant”) received a letter (the “Letter”) from Ernst & Young LLP, the Registrant’s independent auditors (“Ernst & Young”) dated December 9, 2004. In the Letter, Ernst & Young summarized the current status of the Registrant’s efforts towards implementation of Section 404 of the Sarbanes-Oxley Act of 2002. The Letter emphasized the importance of the Registrant’s timely completion of its Section 404 implementation in order to permit Ernst & Young to complete its audit procedures and issue its report for inclusion in the Registrant’s Form 10-K for the fiscal year ending December 31, 2004. The Registrant’s view is that the tasks to be performed by the Registrant can be completed on a timely basis such that Ernst & Young will have sufficient time to complete its work on evaluating the results of management’s assessment and the effectiveness of the Registrant’s internal control prior to the deadline for filing the Registrant’s Form 10-K for the year ending December 31, 2004. A copy of the Letter is furnished herewith as Exhibit 99.1. The foregoing description of the Letter is qualified in its entirety by reference to Exhibit 99.1.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

The statement regarding the Registrant’s view that it can timely complete its Section 404 implementation tasks, allowing Ernst & Young sufficient time to complete its work prior to the Registrant’s Form 10-K filing deadline, is a forward-looking statement. The forward-looking statement involves risks and uncertainties, including, but not limited to, Registrant’s failure to timely complete its remediation and update of testing and evaluation through the year-end assessment date for its annual tax and financial reporting controls. Actual results could differ materially. The Registrant assumes no obligation to update this information.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit
Number	Description
99.1	Letter to the Audit Committee and Management of Novellus Systems, Inc. from Ernst & Young LLP dated December 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.
By:	/s/ Kevin S. Royal
Kevin S. Royal
Vice President and Chief Financial Officer

     Date: December 15, 2004

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Letter to the Audit Committee and Management of Novellus Systems, Inc. from Ernst & Young LLP dated December 9, 2004.